Exhibit 23.1

CBIZ CPAs P.C.

777 S. Figueroa Street
Suite 2900
Los Angeles, CA 90017

P: 310.432.7400

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 26, 2025 relating to the financial statements appearing in the Annual Report on Form 10-K of Capstone Energy+, Inc. for the year ended March 31, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ CBIZ CPAs P.C.

Los Angeles, California

May 6, 2026